UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 19, 2007

                           ARIAD Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                  0-21696                22-3106987
  (State or other jurisdiction     (Commission           (I.R.S. Employer
       of incorporation)           File Number)          Identification No.)


              26 Landsdowne Street, Cambridge, Massachusetts 02139
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (617) 494-0400


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.01    Entry into a Material Definitive Agreement

ARIAD Gene Therapeutics, Inc. ("AGTI") is an 80%-owned subsidiary of ARIAD Pharmaceuticals, Inc. ("ARIAD"). The minority stockholders of AGTI include Harvey J. Berger, M.D., ARIAD's Chairman, Chief Executive Officer and President, and Jay R. LaMarche, a member of ARIAD's Board of Directors. In 2006, the independent and disinterested members of ARIAD's Board of Directors (all of ARIAD's directors other than Dr. Berger and Mr. LaMarche) began meeting to evaluate a variety of potential strategic alternatives with respect to acquiring the 20% minority interest of AGTI that ARIAD does not own. On June 19, 2007, ARIAD entered into an agreement with Dr. Berger and Mr. LaMarche in their individual capacities as shareholders of AGTI (the "Agreement"). The Agreement contains provisions regarding (i) confidentiality of material non-public information provided to them and their advisors in the course of evaluation of any potential transaction, (ii) reimbursement by ARIAD of certain reasonable expenses incurred by Dr. Berger and Mr. LaMarche to retain financial advisors and legal counsel to advise them in connection with any potential transaction,
(iii) indemnification by ARIAD of Dr. Berger and Mr. LaMarche for claims arising out of or relating to any potential transaction and (iv) the maintenance by ARIAD of liability insurance for the benefit of Dr. Berger and Mr. LaMarche. A copy of the Agreement is filed as Exhibit 10.1 to this Form 8-K, and the information contained therein is incorporated herein by reference.

The evaluation by the independent and disinterested members of ARIAD's Board of potential strategic alternatives with respect to acquiring the 20% minority interest of AGTI is currently ongoing, and the independent and disinterested members of ARIAD's Board expect to discuss any potential transaction with Dr. Berger and Mr. LaMarche, in their individual capacities as shareholders of AGTI, and their advisors. There can be no assurance that ARIAD will, at any time, enter into a transaction with AGTI or its shareholders as a result of this evaluation.


ITEM 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number       Description
--------------       -----------

10.1 Agreement dated June 19, 2007 by and between ARIAD Pharmaceuticals, Inc. and Harvey J. Berger, M.D. and Jay R. LaMarche



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ARIAD Pharmaceuticals, Inc.

Date: June 21, 2007                    By: /s/ Edward M. Fitzgerald
                                           -------------------------------------
                                           Edward M. Fitzgerald
                                           Senior Vice President, Finance and
                                           Corporate Operations, Chief Financial
                                           Officer


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